EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EQUITABLE VARIABLE)

INVESTMENT OPTIONS RIDER

In this rider, "us" means Equitable Variable Life Insurance Company. "You" means the Owner of the contract at the time an Owner's right is exercised.

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1. The  first  three  paragraphs  of  "Transfers"  section  of "Your  Investment
   Options" provision are changed as follows:

   TRANSFERS. At your written request to our administrative office we will transfer amounts from your value in any investment division of our SA to one or more other divisions of our SA or to our GID. Any such transfer will take effect on the date we receive your written request for it at our administrative office except as stated in the next paragraph.

   Once during each policy year you may ask us to transfer an amount you specify from your unloaned value in our GID to one or more investment divisions of our SA. However, we will make such a transfer only if (1) we receive your request at our administrative office; and (2) the amount you specify is not more than the greater of 25% of your unloaned value in our GID as of the date the transfer takes effect or the minimum transfer amount shown on page 3. In no event will we transfer more than such unloaned value. The minimum amount that we will transfer from your value in an investment division of our SA on any date is the lesser of the minimum transfer amount shown on page 3 or your value in that investment division on that date, except as stated in the next paragraph. The minimum amount that we will transfer from your value in our GID is the lesser of the amount shown on page 3 or your unloaned value in our GID on the date of transfer, except as stated in the next paragraph. The transfer will take effect (1) on the policy anniversary if the request is received on or before that policy anniversary or (2) on the date of receipt at our administrative office if the request is received within 30 days after a policy anniversary.

   We will waive the minimum amount limitations set forth in the immediately preceding paragraph if the total amount being transferred on that date is at least the minimum transfer amount shown on page 3.

2. The last paragraph of the "Transfers" section of "Your Investment Options" provision is deleted.



       /s/ Benjamin H. Walker                     /s/ John B. Carter
                               Vice President
       Benjamin H. Walker      and Secretary      John B. Carter      President



R89-303

                 POLICY INFORMATION CONTINUED -- POLICY NUMBER

                         ---------ENDORSEMENT---------

1. THE FIRST THREE PARAGRAPHS OF "TRANSFERS" SECTION OF "YOUR INVESTMENT OPTIONS" PROVISION ARE CHANGED AS FOLLOWS:

   TRANSFERS. AT YOUR WRITTEN REQUEST TO OUR ADMINISTRATIVE OFFICE WE WILL TRANSFER AMOUNTS FROM YOUR VALUE IN ANY INVESTMENT DIVISION OF OUR SA TO ONE OR MORE OTHER DIVISIONS OF OUR SA OR TO OUR GID. ANY SUCH TRANSFER WILL TAKE EFFECT ON THE DATE WE RECEIVE YOUR WRITTEN REQUEST FOR IT AT OUR ADMINISTRATIVE OFFICE EXCEPT AS STATED IN THE NEXT PARAGRAPH.

   ONCE DURING EACH POLICY YEAR YOU MAY ASK US TO TRANSFER AN AMOUNT YOU SPECIFY FROM YOUR UNLOANED VALUE IN OUR GID TO ONE OR MORE INVESTMENT DIVISIONS OF OUR SA. HOWEVER, WE WILL MAKE SUCH A TRANSFER ONLY IF (1) WE RECEIVE YOUR REQUEST AT OUR ADMINISTRATIVE OFFICE; AND (2) THE AMOUNT YOU SPECIFY IS NOT MORE THAN THE GREATER OF 25% OF YOUR UNLOANED VALUE IN OUR GID AS OF THE DATE THE TRANSFER TAKES EFFECT OR THE MINIMUM TRANSFER AMOUNT SHOWN ON PAGE 3. IN NO EVENT WILL WE TRANSFER MORE THAN SUCH UNLOANED VALUE. THE MINIMUM AMOUNT THAT WE WILL TRANSFER FROM YOUR VALUE IN AN INVESTMENT DIVISON OF OUR SA ON ANY DATE IS THE LESSER OF THE MINIMUM TRANSFER AMOUNT SHOWN ON PAGE 3 OR YOUR VALUE IN THAT INVESTMENT DIVISION ON THAT DATE, EXCEPT AS STATED IN THE NEXT PARAGRAPH. THE MINIMUM AMOUNT THAT WE WILL TRANSFER FROM YOUR VALUE IN OUR GID IS THE LESSER OF THE AMOUNT SHOWN ON PAGE 3 OF YOUR UNLOANED VALUE IN OUR GID ON THE DATE OF TRANSFER, EXCEPT AS STATED IN THE NEXT PARAGRAPH. THE TRANSFER WILL TAKE EFFECT (1) ON THE POLICY ANNIVERSARY IF THE REQUEST IS RECEIVED ON OR BEFORE THAT POLICY ANNIVERSARY OR (2) ON THE DATE OF RECEIPT AT OUR ADMINISTRATIVE OFFICE IF THE REQUEST IS RECEIVED WITHIN 30 DAYS AFTER A POLICY ANNIVERSARY.

   WE WILL WAIVE THE MINIMUM AMOUNT LIMITATIONS SET FORTH IN THE IMMEDIATELY PRECEDING PARAGRAPH IF THE TOTAL AMOUNT BEING TRANSFERRED ON THAT DATE IS AT LEAST THE MINIMUM TRANSFER AMOUNT SHOWN ON PAGE 3.

2. THE LAST PARAGRAPH OF THE "TRANSFERS" SECTION OF "YOUR INVESTMENT OPTIONS" PROVISION IS DELETED.


S.89-303






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